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                                            File No. 333-66745
                                            Filed under Rule 424(b)(3)

GOLDEN AMERICAN LIFE INSURANCE COMPANY


                               PROFILE
                                 AND
                        PROSPECTUS SUPPLEMENT
                           MARCH 10, 2000

                               to the

Prospectuses dated May 1, 1999, as amended June 30, 1999 and December 10, 1999 for the Deferred Combination Variable and Fixed Annuity Contracts
          (the "GOLDENSELECT DVA/R/ PROSPECTUS," and
             "GOLDENSELECT DVA SERIES 100/R/ PROSPECTUS"),


                Prospectus dated February 1, 2000 for
    the Deferred Combination Variable and Fixed Annuity Contracts ("GOLDENSELECT PREMIUM PLUS/R/ PROSPECTUS," "GOLDENSELECT PREMIUM
PLUS GALAXY VIP/R/ PROSPECTUS," "GOLDENSELECT ACCESS/R/ PROSPECTUS,"
    "GOLDENSELECT DVA PLUS/R/ PROSPECTUS," "GOLDENSELECT VALUE/R/
       PROSPECTUS" and the "GOLDENSELECT ESII/R/ PROSPECTUS"),

                                 and
                                to the

 Prospectus dated May 1, 1999, as amended June 30, 1999 and December 10, 1999 for Flexible Premium Variable Life Insurance Policies
 (the "GOLDENSELECT GENESIS I/R/ and GOLDENSELECT GENESIS FLEX/R/ PROSPECTUS")

                              issued by

               Golden American Life Insurance Company




Subject to shareholder approval, Prudential Investment Corporation will become Portfolio Manager to the Real Estate Series, effective April 28, 2000.

This supplement should be retained with your GoldenSelect Profile and Prospectus.










106942                                                         3/00



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